EXHIBIT 99.1

Contact: Robert M. Thornton, Jr. President and CEO (770) 933-7000

FOR IMMEDIATE RELEASE

SUNLINK HEALTH SYSTEMS COMPLETES EVALUATION OF

STRATEGIC ALTERNATIVES;

TO FOCUS ON EXISTING BUSINESS PLAN

Atlanta, December 5, 2006 — SunLink Health Systems, Inc. (AMEX:SSY) today announced that its Board of Directors has determined to focus the Company’s strategic efforts on continued improvement in its existing hospital portfolio and pursuing additional hospital acquisitions. In connection with such announcement the Company also announced that its Board of Directors and North Atlantic Value LLP have mutually decided to terminate discussions concerning North Atlantic’s conditional proposal to acquire SunLink. The Board determined that, at the current time, a transaction with North Atlantic could not likely be concluded at a price which represents SunLink’s true value and thus would not be in the best interest of SunLink’s shareholders.

A spokesman for the Board stated: “The business plan that the Company has adopted is sound and is working and is believed capable of delivering greater shareholder value than other alternatives considered. Although we believe it was in the best interests of the Company’s shareholders to consider strategic alternatives which might enhance shareholder value and provide additional liquidity to our shareholders, we believe the better alternative at this time is to focus on executing SunLink’s existing business plan.”

The spokesman for the Board continued: “Through our existing business plan SunLink is committed to enhancing shareholder value, while maintaining the highest standards of responsibility to our employees and patients and the communities we serve.”

Highlights of SunLink’s Evaluation of Strategic Alternatives

After receiving a conditional acquisition proposal from North Atlantic Value, LLP in October 2005 to acquire SunLink for $10.25 per share in cash, SunLink retained investment advisors for the purpose of, among other things, evaluating the Company’s strategic alternatives, which alternatives included, but were not limited to, focusing on executing the corporation’s business plan and, a sale of the Company to, or a merger with or acquisition by, a third party. Subsequently, the Company’s investment advisors contacted a number of potential acquirors and solicited indications of interest. In December 2005, North Atlantic increased its acquisition proposal to $11.00 per share in cash conditional on due diligence.

In January 2006, based upon the proposals received from North Atlantic, LLP and indications of interest received from other potential acquirors, the Board initiated a process allowing potential acquirors to perform due diligence on the Company. North Atlantic did not, at that time, participate in the due diligence process but sought an exclusive arrangement before conducting due diligence. The Board declined North Atlantic’s request for exclusivity and allowed due diligence by interested parties.

In March 2006, the Board agreed to allow North Atlantic to conduct due diligence when North Atlantic indicated an interest in acquiring SunLink for $11.75 per share in cash subject, however, to that due diligence. North Atlantic then proceeded to conduct extensive due diligence, including discussions with management and visiting the Company’s hospital facilities. The Company and its financial advisor maintained contact with other potential acquirors but ultimately it was determined that the other potential acquirors either were unlikely to complete a transaction at a price and on terms acceptable to the Board, or the other potential acquirors decided not to pursue a transaction with SunLink at such time.

In July 2006, North Atlantic substantially completed its due diligence and amended its proposal to acquire SunLink. The revised proposal involved an oral offer of a cash payment of $8.50 per share plus a conditional security which might have resulted in a payment of up to an additional $2.50 per share based on SunLink’s achieving certain financial targets in fiscal 2007, which targets might or might not have been achieved. Thus, the risk with respect to any additional payment would have been borne by SunLink’s existing shareholders and the possibility existed that no additional amount (or an additional amount less than $2.50) would be payable to SunLink’s shareholders beyond the initial $8.50 in cash. Conversely, the revised proposal did not contemplate any additional payment beyond the $2.50 if fiscal 2007 results exceeded the financial targets. The Board unanimously decided that the revised proposal was not acceptable and advised North Atlantic it intended to terminate discussions and continue to focus on the Company’s business plan.

North Atlantic representatives next indicated they intended to consider whether they would further modify their offer and requested that SunLink not make any public announcement pending their further consideration. In early August 2006, the Company advised North Atlantic of the Company’s preliminary results for the year ended June 30, 2006. Throughout August 2006 the Company understands North Atlantic continued the evaluation of SunLink’s preliminary fiscal 2006 results and, in early September, representatives of North Atlantic indicated they intended to submit another conditional proposal to acquire all SunLink shares for $10 per share.

By September 2006, SunLink’s Board was becoming increasingly concerned that the uncertainty created by the extended process of evaluating strategic alternatives was having a potentially adverse effect on the Company’s business, its relationships with its employees and physicians and its ability to move forward with its business plan. The Board discussed alternatives to continuing discussions with North Atlantic, including the potential for SunLink to acquire additional community hospitals as well as other initiatives. Nevertheless, the Board indicated it would consider a further proposal from North Atlantic which contained no conditions.

On September 15, 2006, SunLink received another conditional proposal from North Atlantic, based upon which, the Board determined that the Company should continue to execute its existing business plan while simultaneously continuing negotiations with North Atlantic and allowing North Atlantic to perform additional due diligence.

On October 31, 2006, North Atlantic advised the Company of changes to the structure of their offer which would, in the Board’s view, have added additional risk and cost to SunLink’s shareholders and result in a delay of several months in effecting a transaction, if one could be completed.

On November 6, 2006, the Board considered North Atlantic’s revised proposal and discussed the Company’s current operations as well as the potential to acquire additional hospitals and other initiatives. The Board determined North Atlantic’s revised proposal was not acceptable. Nevertheless, the Board again advised North Atlantic through the Company’s investment advisors that the Board would consider an unconditional offer providing North Atlantic resolved all outstanding issues by November 15, 2006, and submitted an unconditional offer by that date.

On November 27, 2006, a representative of North Atlantic advised the Company it did not believe a transaction could be completed on the basis proposed due to, among other things, SunLink’s past two quarters operating results not meeting North Atlantic’s expectations and the possible effect of this upon North Atlantic’s ability to comply with certain provisions of its proposed acquisition financing absent further modification of that financing.

On November 29, 2006, the Board met and decided that further discussions with North Atlantic should not be pursued and that, based upon SunLink’s financial condition and credit availability, future financial expectations for the Company, SunLink’s opportunity to achieve improved hospital operations, and SunLink’s potential ability to further invest in its existing hospitals and to make strategic acquisitions in the future, it should focus on executing its existing business plan.

SunLink Health Systems Inc. currently operates seven community hospitals and related businesses in the Southeast and Midwest. Each SunLink facility is the only hospital in its community. SunLink’s operating strategy is to link patients’ needs with dedicated physicians and health professionals to deliver quality, efficient medical care in each community it serves. For additional information on SunLink Health Systems, Inc., please visit the Company’s website at www.sunlinkhealth.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the Company’s business strategy. These forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results, performance and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 and other filings with the Securities and Exchange Commission which can be located at www.sec.gov.